Exhibit 10.14

[Non-Employee Director]
Notice of Restricted Stock Unit Grant

Participant:	[Participant Name]

Company:	CoreLogic, Inc.

Notice:	You have been granted the following Restricted Stock Units in accordance with the terms of the Plan and the Restricted Stock Unit Award Agreement attached hereto.

Type of Award:	Restricted Stock Units

Plan:	The CoreLogic, Inc. 2006 Incentive Compensation Plan

Grant:	Date of Grant: [Grant Date]
Number of Shares Underlying Restricted Stock Units:  [Number of Shares Granted]

Period of Restriction:
Subject to the terms of the Plan and this Agreement, the Period of Restriction applicable to the Restricted Stock Units shall commence on the Date of Grant and shall lapse on the date listed in the “Lapse Date” column below as to that portion of Shares underlying the Restricted Stock Units set forth below opposite each such date.

Lapse Date	Portion of Shares as to Which Period of Restriction Lapses
Date of Grant + 1 year	1/3
Date of Grant + 2 years	1/3
Date of Grant + 3 years	1/3

The vesting schedule set forth above requires the Participant’s continued service through each applicable Lapse Date as a condition to the lapsing of the Period of Restriction on such Lapse Date.  Except as provided in Section 4 of this Agreement, service for only a portion of the Period of Restriction prior to the Lapse Date, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 4 below or under the Plan.

Rejection:
If you wish to accept this Restricted Stock Unit Award, please access Fidelity NetBenefits® at www.netbenefits.com and follow the steps outlined under the "Accept Grant" link at any time within forty-five (45) days after the Date of Grant.  If you do not accept your grant via Fidelity NetBenefits® within forty-five (45) days after the Date of Grant, you will have rejected this Restricted Stock Unit Award.

[Non-Employee Director]
Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (this “Agreement”), dated as of the Date of Grant set forth in the Notice of Restricted Stock Unit Grant attached hereto (the “Grant Notice”), is made between CoreLogic, Inc. (the “Company”) and the Participant set forth in the Grant Notice.  The Grant Notice is included in and made part of this Agreement.

1.	Definitions.

Capitalized terms used but not defined in this Agreement (including the Grant Notice) have the meaning set forth in the Plan.

2.	Grant of the Restricted Stock Units.

Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, a right to receive the number of shares of common stock of the Company, par value $0.00001 per share (“Shares”), set forth in the Grant Notice (the “Restricted Stock Units”).

3.	Dividend Equivalents.

Each Restricted Stock Unit shall accrue Dividend Equivalents with respect to dividends that would otherwise be paid on the Share underlying such Restricted Stock Unit during the period from the Grant Date to the date such Share is delivered in accordance with Section 6. As of any date in this period that the Company pays an ordinary cash dividend on its shares of common stock, the Company shall credit the Participant with an additional number of Restricted Stock Units equal to (i) the per share cash dividend paid by the Company on its common stock on such date, multiplied by (ii) the total number of Restricted Stock Units subject to the Award as of the related dividend payment record date (including any Dividend Equivalents previously credited hereunder), divided by (iii) the Fair Market Value of a share of common stock on the date of payment of such dividend.  Any Restricted Stock Units credited pursuant to the foregoing provisions of this Section 3 shall be subject to the same Period of Restriction, payment, delivery and other terms, conditions and restrictions as the original Restricted Stock Units to which they relate.  Any such crediting of Dividend Equivalents shall be conclusively determined by the Committee.

4.	Period of Restriction; Termination.

The Period of Restriction with respect to the Restricted Stock Units shall be as set forth in the Grant Notice.  Subject to the terms of the Plan and the remaining provisions of this Section 4, all Restricted Stock Units for which the Period of Restriction had not lapsed prior to the date of the Participant’s Termination shall be immediately forfeited.  Notwithstanding the foregoing to the contrary:

(a)	In the event of the Participant’s death or Disability prior to his or her Termination, the Period of Restriction as to all remaining unpaid Restricted Stock Units shall lapse in its entirety.

(b)
In the event of the Participant’s Termination due to his or her retirement from the Board, irrespective of length of service prior to such retirement, the Period of Restriction as to all remaining unpaid Restricted Stock Units shall lapse in its entirety.

5.	Change of Control.

In the event of a Change of Control, the provisions of Section 15.1 of the Plan shall apply to the remaining unpaid Restricted Stock Units.

6.	Delivery of Shares.

The Shares underlying the Restricted Stock Units for which the Period of Restriction has lapsed according to the vesting schedule set forth in the Grant Notice, together with Shares comprising all accrued Dividend Equivalents with respect to such Restricted Stock Units, shall be delivered by the Company to the Participant as soon as reasonably practicable, but in no event later than 74 days, following the applicable Lapse Date set forth in the Grant Notice.  The Shares underlying the Restricted Stock Units for which the Period of Restriction has lapsed pursuant to Section 4 or Section 5 of this Agreement, together with Shares comprising all accrued Dividend Equivalents with respect to such Restricted Stock Units, shall be delivered by the Company to the Participant as soon as reasonably practicable, but in no event later than 74 days, following the first to occur of (i) the date of the Participant’s Disability, (ii) the date of the Participant’s death, (iii) the date of the Participant’s “separation from service” (as such term is used for purposes of Section 409A of the Code), whether such separation from service results from retirement or otherwise, or (iv) the date of a Qualified Change of Control, provided that any Shares for which the Period of Restriction has lapsed pursuant to Section 5 of this Agreement in connection with a Change of Control that is not a Qualified Change of Control shall be delivered as soon as reasonably practicable, but in no event later than 74 days, following the applicable Lapse Date set forth in the Grant Notice if such Lapse Date occurs prior to any of the other events triggering delivery specified in this sentence.  The Participant shall have no rights to receive delivery of any Shares with respect to Restricted Stock Units that have been forfeited or cancelled, or for which Shares have previously been delivered.  No fractional Shares shall be delivered, and the Shares otherwise deliverable in any payment pursuant to this Section 6 shall be rounded down to the nearest whole number of Shares.

7.	No Ownership Rights Prior to Issuance of Shares.

Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Restricted Stock Units, nor have any rights to dividends (other than rights to Dividend Equivalents pursuant to Section 3) or other rights as a shareholder with respect to any such Shares, until and after such Shares have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.

8.	Detrimental Activity.

(a)  Notwithstanding any other provisions of this Agreement to the contrary, if at any time prior to the delivery of Shares with respect to the Restricted Stock Units, the Participant engages in Detrimental Activity, such Restricted Stock Units shall be cancelled and rescinded without any payment or consideration therefor.  The determination of whether the Participant has engaged in Detrimental Activity shall be made by the Committee in its good faith discretion, and lapse of the Period of Restriction and delivery of Shares with respect to the Restricted Stock Units shall be suspended pending resolution to the Committee’s satisfaction of any investigation of the matter.

(b)  For purposes of this Agreement, “Detrimental Activity” means at any time (i) using information received during the Participant’s membership on the Board relating to the business affairs of the Company or any of its Subsidiaries or Affiliates, in breach of the Participant’s express or implied undertaking to keep such information confidential; (ii) directly or indirectly persuading or attempting to persuade, by any means, any employee of the Company or any of its Subsidiaries or Affiliates to breach any of the terms of his or her employment with Company, its Subsidiaries or its Affiliates; (iii) directly or indirectly making any statement that is, or could be, disparaging of the Company or any of its Subsidiaries or Affiliates, or any of their respective employees (except to the extent necessary to respond truthfully to any inquiry from applicable regulatory authorities or to provide information pursuant to legal process); (iv) directly or indirectly engaging in any illegal, unethical or otherwise wrongful activity that is, or could be, substantially injurious to the financial condition, reputation or goodwill of the Company or any of its Subsidiaries or Affiliates; or (v) directly or indirectly engaging in an act of misconduct such as, embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any of its Subsidiaries or Affiliates, breach of fiduciary duty or disregard or violation of rules, policies or procedures of the Company or any of its Subsidiaries or Affiliates, an unauthorized disclosure of any trade secret or confidential

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information of the Company or any of its Subsidiaries or Affiliates, any conduct constituting unfair competition, or inducing any customer to breach a contract with the Company or any of its Subsidiaries or Affiliates, in each case as determined by the Committee in its good faith discretion.

9.	The Plan.

In consideration for this grant, the Participant agrees to comply with the terms of the Plan and this Agreement. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee.  In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly, provided that the provisions of Section 6 (Delivery of Shares) of this Agreement shall control over any conflicting payment provisions of the Plan.  The Plan and the prospectus describing the Plan can be found on Fidelity NetBenefits® at www.netbenefits.com under Plan Information and Documents.  A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, Attention: Incentive Compensation Plan Administrator, or such other address as the Company may from time to time specify.

10.	Compliance with Laws and Regulations.

(a)         The Restricted Stock Units and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable.  Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law.  If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b)         It is intended that the Shares received in respect of the Restricted Stock Units shall have been registered under the Securities Act.  If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144.  Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c)         If, at any time, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

11.	Notices.

All notices by the Participant or the Participant’s assignees shall be addressed to

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CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, Attention: Incentive Compensation Plan Administrator, or such other address as the Company may from time to time specify.  All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company's records.

12.   Severability.

In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

13.           Adjustments.

The Restricted Stock Units and the Shares underlying the Restricted Stock Units shall be subject to adjustment and conversion pursuant to the terms of Section 4.3, Article XV and XVI of the Plan.

14.           Tax Withholding.

Any payment or delivery of Shares pursuant to this Agreement shall be subject to the Company’s rights to withhold any applicable Federal, state, local and non-United States taxes in accordance with Article XVII of the Plan.

15.           Section 409A.

The provisions of this Agreement shall be construed and interpreted to comply with Section 409A of the Code so as to avoid the imposition of any penalties, taxes or interest thereunder.  Notwithstanding any provision of Section 6 of this Agreement to the contrary, if the Participant is a “specified employee” as defined in Section 409A of the Code, the Participant shall not be entitled to any payment of Shares underlying Restricted Stock Units that are considered deferred compensation subject to the requirements of Section 409A of the Code in connection with the Participant’s separation from service until the earlier of (a) the date which is six months after the Participant’s separation from service for any reason other than the Participant’s death, or (b) the date of the Participant’s death.  Any Shares underlying the Restricted Stock Units otherwise payable to the Participant following the Participant’s separation from service that are not so paid by reason of this Section 15 shall be paid as soon as reasonably practicable (but in no event later than 74 days) after the date that is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death).  The provisions of this Section 15 shall only apply if, and to the extent, required to comply with Section 409A of the Code.

CORELOGIC, INC.

Date: [Grant Date]	By:
Name : [Anand Nallathambi]
Title: [Chief Executive Officer]

Acknowledged and agreed as of the Date of Grant:

Printed Name:                                [Participant Name]

Date:                      [Acceptance Date]

[Signed Electronically]